EX-FILING FEES

CALCULATION OF FILING FEE TABLES

F-3

BANK OF MONTREAL /CAN/

Narrative Disclosure

The maximum aggregate offering price of the securities to which the prospectus relates is $1,945,000. The prospectus is a final prospectus for the related offering.

Submission Type: 424B2

EX-FILING FEES

SEC File No. 333-285508

Final Prospectus: True

N/A